Exhibit 99.1

National Bank Holdings Corporation Announces

Record Third Quarter 2019 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter
	3Q19	2Q19	3Q18
Net income ($000's)	$21,642	$20,282	$18,240
Earnings per share - diluted	$0.69	$0.64	$0.58
Return on average tangible assets(1)	1.51%	1.44%	1.35%
Return on average tangible common equity(1)	13.68%	13.45%	13.39%

(1)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “Our team delivered another record quarter with earnings of $0.69 per share. Annualized year to date loans grew 10.7% and average non-interest bearing demand deposits grew 12.9% annualized during the quarter. We realized record fee income with strong performance from our residential banking and consumer banking groups. We also remain very focused on expense management, and we believe we are setting ourselves up to realize additional efficiencies as we look ahead to 2020.”

Mr. Laney added, “We have entered the fourth quarter with momentum and strong capital that positions us well for future growth. We have a proven track record of executing on our strategies, and we will continue to prudently deploy our capital in order to create value for our clients and shareholders.”

Third Quarter 2019 Results

(All comparisons refer to the second quarter of 2019, except as noted)

Net income totaled a record $21.6 million during the third quarter of 2019, or $0.69 per diluted share, compared to $20.3 million during the last quarter, or $0.64 per diluted share. The return on average tangible assets increased seven basis points to 1.51% and the return on average tangible common equity increased 23 basis points to 13.68%.

Net Interest Income

Fully taxable equivalent net interest income totaled $53.0 million and decreased $0.7 million, or 5.4% annualized, driven by lower earning asset yields. Fully taxable equivalent net interest margin narrowed nine basis points from the prior quarter to 3.91%, entirely driven by the two 25 basis point fed funds rate cuts. The yield on earnings assets decreased 12 basis points and was slightly offset by a one basis point decrease in the cost of funds.

Loans

Originated loans and acquired loans not accounted for under 310-30 (“acquired loans”) ended the quarter at $4.3 billion, increasing $75.0 million, or 7.0% annualized, led by originated and acquired commercial loan growth of $69.1 million, or 9.6% annualized. Total third quarter loan originations were $319.2 million, led by commercial loan originations of $187.3 million.

Acquired loans accounted for under 310-30 totaled $57.2 million at September 30, 2019 and decreased $3.4 million from the second quarter of 2019.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $5.7 million was recorded during the quarter to support originated loan growth and net charge-offs, and included $4.2 million for one previously identified acquired commercial loan that was placed on non-accrual last quarter. Net charge-offs for the quarter totaled $7.1 million, of which $6.6 million was related to the loan described above. Annualized net charge-offs on originated and acquired loans totaled 0.66%, increasing from 0.02% in the prior quarter, driven by the acquired commercial loan charge-off. Non-performing originated and acquired loans (comprised of non-accrual loans and non-accrual TDRs) improved to 0.58% of total originated and acquired loans, compared to 0.79% at June 30, 2019. The originated and acquired allowance for loan losses was 0.89% of originated and acquired loans, compared to 0.93% in the prior quarter.

Deposits

Average non-interest bearing demand deposits increased $37.6 million, or 12.9% annualized. Average transaction deposits (defined as total deposits less time deposits) increased $46.4 million, or 5.1% annualized, and average total deposits increased $35.5 million to $4.7 billion, or 3.0% annualized. The cost of transaction deposits totaled 0.39%, a decrease of one basis point from the prior quarter. The cost of total deposits totaled 0.67%, an increase of one basis point from the prior quarter and 20 basis points over the third quarter of last year. The mix of transaction deposits to total deposits improved to 77.5% compared to 76.9% at June 30, 2019, and the mix of non-interest bearing demand deposits to total deposits improved to 26.1% compared to 24.9% at June 30, 2019.

Non-Interest Income

Non-interest income totaled $24.8 million and increased $4.1 million primarily due to higher mortgage banking income of $4.3 million, driven by higher levels of 1-4 family mortgage loans sold in the secondary market. Service charges and bank card fees remained consistent and other non-interest income decreased $0.2 million.

Non-Interest Expense

Non-interest expense totaled $43.8 million and decreased $2.7 million from the prior quarter, primarily driven by gains on the sale of OREO properties totaling $6.5 million, partially offset by higher residential banking commissions.

As part of our continued focus on improving operating efficiencies and investing in digital solutions for our clients, we will consolidate four banking centers in our Colorado and Kansas City markets during the fourth quarter of 2019. A fair value impairment charge of $0.9 million was recorded to other non-interest expense during the third quarter of 2019 related to the planned consolidations, with an expected earn back of less than one year.

Income tax expense totaled $5.4 million during the third quarter of 2019, compared to $3.2 million during the prior quarter. Included in income tax expense during the second quarter of 2019 was $1.3 million of tax benefit from stock compensation activity. The effective tax rate for the third quarter of 2019 was 20.0%, compared to 19.4% during the second quarter of 2019, adjusting for the stock compensation activity. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax exempt income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The leverage ratio at September 30, 2019 for the consolidated company and NBH Bank was 10.89% and 8.84%, respectively. Shareholders’ equity totaled

$753.3 million at September 30, 2019 and increased $19.4 million from the prior quarter. The increase in shareholders’ equity was primarily due to higher retained earnings and accumulated other comprehensive income, driven by the fair market value fluctuations of the available-for-sale investment securities portfolio.

Common book value per share increased $0.60 to $24.17 at September 30, 2019. The tangible common book value per share was $20.45 at September 30, 2019 and increased $0.62 due to the higher retained earnings and accumulated other comprehensive income. Excluding accumulated other comprehensive income, the tangible book value was $20.35.

Year-Over-Year Review

(All comparisons refer to the first nine months of 2018, except as noted)

Fully taxable equivalent net interest income totaled $159.2 million and increased $9.1 million, or 6.1%. Average earning assets increased $220.0 million, or 4.3%, primarily driven by originated loan growth of $698.5 million. The fully taxable equivalent net interest margin widened six basis points to 3.98%. The yield on earning assets increased 32 basis points, led by a 41 basis point increase in the originated loan portfolio yields due to higher new loan yields, and was partially offset by an increase in the cost of funds of 37 basis points from 0.59% to 0.96%.

Originated and acquired loans outstanding totaled $4.3 billion and increased $514.3 million, or 13.4%, led by originated and acquired commercial loan growth of $512.4 million, or 21.2%. New loan originations over the trailing 12 months totaled $1.3 billion, led by commercial loan originations of $869.0 million. The 310-30 loan portfolio declined $17.7 million, or 23.7%, to $57.2 million at September 30, 2019.

Average non-interest bearing demand deposits increased $78.1 million, or 7.3%. Average transaction deposits increased $85.0 million, or 2.4%, and average total deposits increased $19.5 million, or 0.4%, to $4.7 billion. Spot transaction deposits increased $172.2 million to $3.7 billion at September 30, 2019, improving the mix of transaction deposits to total deposits to 77.5% from 75.7% at September 30, 2018. The mix of non-interest bearing demand deposits to total deposits improved to 26.1% from 23.6% at September 30, 2018.

Provision for loan loss expense was $10.5 million, compared to $2.7 million during the first nine months of 2018. Provision for loan loss expense during the first nine months of 2019 included $6.6 million related to one previously acquired commercial loan. Annualized net charge-offs on originated and acquired loans totaled 0.24%, compared to 0.00% during the first nine months of 2018, increasing due to the acquired commercial loan charge-off. Non-performing originated and acquired loans decreased to 0.58% from 0.64% at September 30, 2018. The originated and acquired allowance for loan losses totaled 0.89% of originated and acquired loans compared to 0.88% at September 30, 2018.

Non-interest income totaled $62.5 million during the first nine months of 2019, representing an increase of $7.0 million, or 12.6%, from last year. Mortgage banking income increased $7.3 million, or 29.7%, service charges and bank card fees increased a combined $0.2 million and other non-interest income increased $0.2 million. These increases were partially offset by a $0.8 million decrease in income on OREO properties during the period.

Non-interest expense totaled $134.6 million during the first nine months of 2019, representing a decrease of $11.8 million, driven by $7.2 million of net gains on the sale of OREO properties recorded during the period and efficiencies gained from the integration of the Peoples acquisition. Additionally, included in the prior period were $8.0 million of non-recurring acquisition costs. Other non-interest expense during the first nine months of 2019 included $0.9 million of expense related to the consolidations of four banking centers.

Income tax expense totaled $12.0 million during the first nine months of 2019, compared to $8.8 million last year, an increase of $3.2 million. Included in income tax expense was $2.2 million and $1.3 million of tax benefit from stock compensation activity during the first nine months of 2019 and 2018, respectively. Adjusting for the stock compensation activity, the effective tax rate for the first nine months of 2019 was 19.4%, compared to 19.1% in the prior period.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, October 23, 2019. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 6784839 and asking for the NBHC Third Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately five hours after the call’s completion through November 5, 2019, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 6784839. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted non-interest expense,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted earnings per share - diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 105 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. The bank’s core geographic footprint consists of Colorado, the greater Kansas City region, New Mexico, Texas and Utah. NBH Bank operates under the following brand names: Community Banks of Colorado in Colorado, Bank Midwest in Kansas and Missouri and Hillcrest Bank in New Mexico, Texas and Utah. It also operates as Community Banks Mortgage, a division of NBH Bank, in Colorado. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, Treasurer, (720) 529-3314, ir@nationalbankholdings.com

Media: Whitney Bartelli, Chief Marketing Officer, (816) 298-2203, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Total interest and dividend income	$61,372	$62,193	$55,909	$182,985	$163,611
Total interest expense	9,587	9,702	6,137	27,543	16,806
Net interest income	51,785	52,491	49,772	155,442	146,805
Taxable equivalent adjustment	1,264	1,285	1,126	3,775	3,288
Net interest income FTE(1)	53,049	53,776	50,898	159,217	150,093
Provision for loan losses	5,690	3,239	807	10,463	2,721
Net interest income after provision for loan losses FTE(1)	47,359	50,537	50,091	148,754	147,372
Non-interest income:
Service charges	4,617	4,541	4,592	13,479	13,473
Bank card fees	3,752	3,766	3,686	10,946	10,720
Mortgage banking income	14,702	10,398	7,819	32,037	24,701
Other non-interest income	1,661	1,896	1,892	5,861	5,651
OREO related income	27	59	72	147	913
Total non-interest income	24,759	20,660	18,061	62,470	55,458
Non-interest expense:
Salaries and benefits	33,522	30,667	28,127	92,079	87,910
Occupancy and equipment	6,825	6,721	6,925	20,428	22,070
Professional fees	743	1,041	1,117	2,598	4,686
Other non-interest expense	8,320	7,319	7,537	23,396	28,159
Problem asset workout	602	725	665	2,450	2,221
Gain on sale of OREO, net	(6,514)	(318)	(450)	(7,200)	(386)
Core deposit intangible asset amortization	295	296	511	887	1,817
Total non-interest expense	43,793	46,451	44,432	134,638	146,477

Income before income taxes FTE(1)	28,325	24,746	23,720	76,586	56,353
Taxable equivalent adjustment	1,264	1,285	1,126	3,775	3,288
Income before income taxes	27,061	23,461	22,594	72,811	53,065
Income tax expense	5,419	3,179	4,354	11,965	8,849
Net income	$21,642	$20,282	$18,240	$60,846	$44,216
Earnings per share - basic	$0.69	$0.65	$0.59	$1.95	$1.44
Earnings per share - diluted	$0.69	$0.64	$0.58	$1.93	$1.41

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2019	June 30, 2019	December 31, 2018	September 30, 2018
ASSETS
Cash and cash equivalents	$116,919	$91,159	$109,556	$111,459
Investment securities available-for-sale	661,129	710,206	791,102	796,549
Investment securities held-to-maturity	189,982	206,361	235,398	249,464
Non-marketable securities	27,277	30,726	27,555	16,975
Loans	4,401,917	4,330,263	4,092,308	3,905,311
Allowance for loan losses	(38,710)	(40,082)	(35,692)	(33,813)
Loans, net	4,363,207	4,290,181	4,056,616	3,871,498
Loans held for sale	204,602	105,866	48,120	80,506
Other real estate owned	7,904	7,054	10,596	35,135
Premises and equipment, net	110,692	111,171	109,986	110,824
Goodwill	115,027	115,027	115,027	115,027
Intangible assets, net	11,578	12,267	13,470	13,937
Other assets	181,733	177,984	159,240	183,730
Total assets	$5,990,050	$5,858,002	$5,676,666	$5,585,104
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,237,189	$1,167,399	$1,072,029	$1,089,631
Interest bearing demand deposits	681,113	691,527	688,255	675,213
Savings and money market	1,748,257	1,747,434	1,694,808	1,729,563
Total transaction deposits	3,666,559	3,606,360	3,455,092	3,494,407
Time deposits	1,067,301	1,081,637	1,080,529	1,119,625
Total deposits	4,733,860	4,687,997	4,535,621	4,614,032
Securities sold under agreements to repurchase	62,735	60,430	66,047	55,695
Federal Home Loan Bank advances	303,897	272,414	301,660	144,540
Other liabilities	136,232	103,244	78,332	97,772
Total liabilities	5,236,724	5,124,085	4,981,660	4,912,039
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,007,628	1,006,008	1,014,399	1,013,314
Retained earnings	150,866	135,210	106,990	95,055
Treasury stock	(408,770)	(409,322)	(415,623)	(415,605)
Accumulated other comprehensive income (loss), net of tax	3,087	1,506	(11,275)	(20,214)
Total shareholders' equity	753,326	733,917	695,006	673,065
Total liabilities and shareholders' equity	$5,990,050	$5,858,002	$5,676,666	$5,585,104
SHARE DATA
Average basic shares outstanding	31,281,970	31,155,264	30,888,238	30,869,683
Average diluted shares outstanding	31,508,999	31,604,658	31,492,342	31,540,716
Ending shares outstanding	31,169,086	31,139,044	30,769,063	30,759,595
Common book value per share	$24.17	$23.57	$22.59	$21.88
Tangible common book value per share(1) (non-GAAP)	$20.45	$19.83	$18.77	$18.04
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	$20.35	$19.78	$19.13	$18.70
CAPITAL RATIOS
Average equity to average assets	12.79%	12.46%	12.15%	12.02%
Tangible common equity to tangible assets(1)	10.85%	10.75%	10.39%	10.15%
Leverage ratio	10.89%	10.60%	10.51%	10.31%
Tier 1 risk-based capital ratio	12.93%	12.87%	12.91%	12.87%
Total risk-based capital ratio	13.79%	13.78%	13.79%	13.75%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			September 30, 2019		September 30, 2019
			vs. June 30, 2019		vs. September 30, 2018
	September 30, 2019	June 30, 2019	% Change	September 30, 2018	% Change
Originated:
Commercial:
Commercial and industrial	$2,167,076	$2,079,812	4.2%	$1,693,456	28.0%
Owner-occupied commercial real estate	378,956	379,462	(0.1)%	313,711	20.8%
Food and agriculture	230,869	236,865	(2.5)%	207,990	11.0%
Energy	46,302	43,242	7.1%	42,620	8.6%
Total commercial	2,823,203	2,739,381	3.1%	2,257,777	25.0%
Commercial real estate non-owner occupied	501,771	459,242	9.3%	407,786	23.0%
Residential real estate	659,246	660,657	(0.2)%	635,360	3.8%
Consumer	21,378	21,731	(1.6)%	24,246	(11.8)%
Total originated	4,005,598	3,881,011	3.2%	3,325,169	20.5%

Acquired:
Commercial:
Commercial and industrial	37,613	44,550	(15.6)%	61,150	(38.5)%
Owner-occupied commercial real estate	67,673	75,106	(9.9)%	94,990	(28.8)%
Food and agriculture	3,716	4,080	(8.9)%	5,916	(37.2)%
Total commercial	109,002	123,736	(11.9)%	162,056	(32.7)%
Commercial real estate non-owner occupied	104,949	125,021	(16.1)%	161,615	(35.1)%
Residential real estate	124,354	138,909	(10.5)%	179,146	(30.6)%
Consumer	815	994	(18.0)%	2,404	(66.1)%
Total acquired	339,120	388,660	(12.7)%	505,221	(32.9)%

ASC 310-30 loans	57,199	60,592	(5.6)%	74,921	(23.7)%
Total loans	$4,401,917	$4,330,263	1.7%	$3,905,311	12.7%

Originated and Acquired Loan Balances by Loan Segment

			September 30, 2019		September 30, 2019
			vs. June 30, 2019		vs. September 30, 2018
	September 30, 2019	June 30, 2019	% Change	September 30, 2018	% Change
Commercial	$2,932,205	$2,863,117	2.4%	$2,419,833	21.2%
Commercial real estate non-owner occupied	606,720	584,263	3.8%	569,401	6.6%
Residential real estate	783,600	799,566	(2.0)%	814,506	(3.8)%
Consumer	22,193	22,725	(2.3)%	26,650	(16.7)%
Total originated and acquired loans	$4,344,718	$4,269,671	1.8%	$3,830,390	13.4%

Originations(1)

	Third quarter	Second quarter	First quarter	Fourth quarter	Third quarter
	2019	2019	2019	2018	2018
Commercial:
Commercial and industrial	$172,969	$163,138	$153,547	$213,335	$123,440
Owner occupied commercial real estate	16,149	41,380	26,405	34,727	35,549
Food and agriculture	(4,894)	18,217	15,213	14,046	23,833
Energy	3,067	(12,098)	6,138	7,640	5,412
Total commercial	187,291	210,637	201,303	269,748	188,234
Commercial real estate non-owner occupied	79,929	36,632	69,125	41,031	42,300
Residential real estate	49,022	40,012	38,627	51,017	40,293
Consumer	2,986	3,264	1,958	2,592	3,797
Total	$319,228	$290,545	$311,013	$364,388	$274,624

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were $37,062, $48,955, $105,235, $6,263 and $34,070 as of the third quarter 2019, second quarter 2019, first quarter 2019, fourth quarter 2018 and third quarter 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,886,503	$46,736	4.77%	$3,821,981	$46,728	4.90%	$3,215,369	$36,496	4.50%
Acquired loans	366,522	5,656	6.12%	406,232	6,325	6.25%	533,261	7,891	5.87%
ASC 310-30 loans	58,557	3,251	22.21%	61,750	3,294	21.34%	80,629	4,785	23.74%
Loans held for sale	139,281	1,328	3.78%	87,222	934	4.30%	99,933	1,134	4.50%
Investment securities available-for-sale	687,989	3,696	2.15%	738,970	4,002	2.17%	858,469	4,482	2.09%
Investment securities held-to-maturity	199,519	1,384	2.77%	215,497	1,533	2.85%	259,169	1,807	2.79%
Other securities	27,227	418	6.14%	28,425	458	6.45%	18,048	269	5.96%
Interest earning deposits and securities purchased under agreements to resell	19,809	167	3.34%	27,079	204	3.02%	39,259	171	1.73%
Total interest earning assets FTE(2)	$5,385,407	$62,636	4.61%	$5,387,156	$63,478	4.73%	$5,104,137	$57,035	4.43%
Cash and due from banks	$76,866			$75,780			$80,334
Other assets	443,724			419,368			424,873
Allowance for loan losses	(40,212)			(37,743)			(33,024)
Total assets	$5,865,785			$5,844,561			$5,576,320
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,438,399	$3,609	0.59%	$2,429,686	$3,559	0.59%	$2,411,875	$2,269	0.37%
Time deposits	1,073,140	4,365	1.61%	1,084,011	4,090	1.51%	1,126,377	3,183	1.12%
Securities sold under agreements to repurchase	65,722	204	1.23%	57,571	162	1.13%	59,214	51	0.34%
Federal Home Loan Bank advances	231,926	1,409	2.41%	294,524	1,891	2.58%	129,542	634	1.94%
Total interest bearing liabilities	$3,809,187	$9,587	1.00%	$3,865,792	$9,702	1.01%	$3,727,008	$6,137	0.65%
Demand deposits	$1,193,357			$1,155,710			$1,096,780
Other liabilities	112,927			94,968			82,017
Total liabilities	5,115,471			5,116,470			4,905,805
Shareholders' equity	750,314			728,091			670,515
Total liabilities and shareholders' equity	$5,865,785			$5,844,561			$5,576,320
Net interest income FTE(2)		$53,049			$53,776			$50,898
Interest rate spread FTE(2)			3.61%			3.72%			3.78%
Net interest earning assets	$1,576,220			$1,521,364			$1,377,129
Net interest margin FTE(2)			3.91%			4.00%			3.96%
Average transaction deposits	$3,631,756			$3,585,396			$3,508,655
Average total deposits	$4,704,896			$4,669,407			$4,635,032
Ratio of average interest earning assets to average interest bearing liabilities	141.38%			139.35%			136.95%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,264, $1,285 and $1,126 for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the nine months ended September 30, 2019			For the nine months ended September 30, 2018
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,782,765	$137,036	4.84%	$3,084,274	$102,115	4.43%
Acquired loans	403,446	18,235	6.04%	589,291	25,508	5.79%
ASC 310-30 loans	61,719	10,232	22.10%	96,904	15,009	20.65%
Loans held for sale	90,143	2,750	4.08%	79,350	2,650	4.47%
Investment securities available-for-sale	737,744	12,059	2.18%	903,039	14,097	2.08%
Investment securities held-to-maturity	214,696	4,568	2.84%	263,995	5,528	2.79%
Other securities	27,513	1,299	6.30%	16,959	761	5.98%
Interest earning deposits and securities purchased under agreements to resell	26,468	581	2.93%	90,726	1,231	1.81%
Total interest earning assets FTE(2)	$5,344,494	$186,760	4.67%	$5,124,538	$166,899	4.35%
Cash and due from banks	$76,863			$91,914
Other assets	424,271			418,753
Allowance for loan losses	(37,939)			(32,026)
Total assets	$5,807,689			$5,603,179
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,426,136	$10,176	0.56%	$2,419,235	$6,042	0.33%
Time deposits	1,078,549	12,062	1.50%	1,144,051	8,908	1.04%
Securities sold under agreements to repurchase	61,313	519	1.13%	94,938	137	0.19%
Federal Home Loan Bank advances	258,348	4,786	2.48%	125,745	1,719	1.83%
Total interest bearing liabilities	$3,824,346	$27,543	0.96%	$3,783,969	$16,806	0.59%
Demand deposits	$1,152,718			$1,074,659
Other liabilities	101,724			88,974
Total liabilities	5,078,788			4,947,602
Shareholders' equity	728,901			655,577
Total liabilities and shareholders' equity	$5,807,689			$5,603,179
Net interest income FTE(2)		$159,217			$150,093
Interest rate spread FTE(2)			3.71%			3.76%
Net interest earning assets	$1,520,148			$1,340,569
Net interest margin FTE(2)			3.98%			3.92%
Average transaction deposits	$3,578,854			$3,493,894
Average total deposits	$4,657,403			$4,637,945
Ratio of average interest earning assets to average interest bearing liabilities	139.75%			135.43%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $3,775 and $3,288 for the nine months ended September 30, 2019 and September 30, 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Loan Losses and Asset Quality

(Dollars in thousands)

Allowance for Loan Losses Analysis

	As of and for the three months ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Originated	ASC		Originated	ASC		Originated	ASC
	and acquired	310-30		and acquired	310-30		and acquired	310-30
	loans	loans	Total	loans	loans	Total	loans	loans	Total
Beginning allowance for loan losses	$39,891	$191	$40,082	$36,840	$215	$37,055	$32,029	$201	$32,230
Charge-offs	(7,101)	—	(7,101)	(294)	—	(294)	(393)	—	(393)
Recoveries	39	—	39	82	—	82	1,170	—	1,170
Provision (recoupment)	5,701	(11)	5,690	3,263	(24)	3,239	800	6	806
Ending ALL	$38,530	$180	$38,710	$39,891	$191	$40,082	$33,606	$207	$33,813
Ratio of annualized net charge-offs (recoveries) to average total loans during the period, respectively	0.66%	0.00%	0.65%	0.02%	0.00%	0.02%	(0.08)%	0.00%	(0.08)%
Ratio of ALL to total loans outstanding at period end, respectively	0.89%	0.31%	0.88%	0.93%	0.32%	0.93%	0.88%	0.28%	0.87%
Ratio of ALL to total non-performing loans at period end, respectively(1)	151.70%	0.00%	152.41%	118.36%	0.00%	118.93%	137.40%	0.00%	138.25%
Total loans	$4,344,718	$57,199	$4,401,917	$4,269,671	$60,592	$4,330,263	$3,830,390	$74,921	$3,905,311
Average total loans during the period	$4,271,033	$58,557	$4,329,590	$4,228,213	$61,750	$4,289,963	$3,748,630	$80,629	$3,829,259
Total non-performing loans(1)	$25,398	$—	$25,398	$33,703	$—	$33,703	$24,458	$—	$24,458

(1)

Loans accounted for under ASC 310-30 may be considered performing, regardless of past due status, if the timing and expected cash flows on these loans can be reasonably estimated and if collection of the new carrying value is expected.

Originated and Acquired Loans

	September 30, 2019	June 30, 2019	September 30, 2018
Loans 30-89 days past due and still accruing interest	$6,723	$11,067	$7,915
Loans 90 days past due and still accruing interest	1,968	34	560
Non-accrual loans	25,398	33,703	24,458
Total past due and non-accrual loans	$34,089	$44,804	$32,933
Total 90 days past due and still accruing interest and non-accrual loans to total originated and acquired loans	0.63%	0.79%	0.65%
Total non-accrual loans to total originated and acquired loans	0.58%	0.79%	0.64%

NATIONAL BANK HOLDINGS CORPORATION

Asset Quality

(Dollars in thousands)

Asset Quality Data

	September 30, 2019	June 30, 2019	September 30, 2018
Non-performing loans	$25,398	$33,703	$24,458
OREO:
Originated and acquired	3,656	2,618	5,293
Transferred from 310-30 loans	4,248	4,436	29,842
Total OREO	7,904	7,054	35,135
Total non-performing assets	$33,302	$40,757	$59,593
Accruing restructured loans	$7,384	$2,633	$7,770
Total non-performing loans to total loans	0.58%	0.78%	0.63%
Total non-performing assets to total loans and OREO	0.76%	0.94%	1.51%
Total non-performing assets (excluding OREO transferred from 310-30 loans) to total loans and OREO (excluding OREO transferred from 310-30)	0.66%	0.84%	0.76%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Key Ratios(1)
Return on average assets	1.46%	1.39%	1.30%	1.40%	1.06%
Return on average tangible assets(2)	1.51%	1.44%	1.35%	1.45%	1.11%
Return on average tangible assets, adjusted(2)	1.51%	1.44%	1.35%	1.45%	1.27%
Return on average equity	11.44%	11.17%	10.79%	11.16%	9.02%
Return on average tangible common equity(2)	13.68%	13.45%	13.39%	13.43%	11.36%
Return on average tangible common equity, adjusted(2)	13.68%	13.45%	13.39%	13.43%	12.94%
Loan to deposit ratio (end of period)	92.99%	92.37%	84.64%	92.99%	84.64%
Non-interest bearing deposits to total deposits (end of period)	26.13%	24.90%	23.62%	26.13%	23.62%
Net interest margin(4)	3.81%	3.91%	3.87%	3.89%	3.83%
Net interest margin FTE(2)(4)	3.91%	4.00%	3.96%	3.98%	3.92%
Interest rate spread FTE(2)(5)	3.61%	3.72%	3.78%	3.71%	3.76%
Yield on earning assets(3)	4.52%	4.63%	4.35%	4.58%	4.27%
Yield on earning assets FTE(2)(3)	4.61%	4.73%	4.43%	4.67%	4.35%
Cost of interest bearing liabilities(3)	1.00%	1.01%	0.65%	0.96%	0.59%
Cost of deposits	0.67%	0.66%	0.47%	0.64%	0.43%
Non-interest income to total revenue FTE(2)	31.82%	27.76%	26.19%	28.18%	26.98%
Non-interest expense to average assets	2.96%	3.19%	3.16%	3.10%	3.50%
Non-interest expense to average assets, adjusted(2)	2.96%	3.19%	3.16%	3.10%	3.31%
Efficiency ratio	56.83%	63.10%	64.75%	61.38%	71.52%
Efficiency ratio FTE(2)	55.90%	62.01%	63.69%	60.33%	70.38%
Efficiency ratio FTE, adjusted for acquisition-related costs(2)	55.90%	62.01%	63.69%	60.33%	66.51%

Originated and Acquired Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total originated and acquired loans	0.58%	0.79%	0.64%	0.58%	0.64%
Allowance for loan losses to total originated and acquired loans	0.89%	0.93%	0.88%	0.89%	0.88%
Allowance for loan losses to non-performing loans	151.70%	118.36%	137.40%	151.70%	137.40%
Net charge-offs (recoveries) to average loans(1)	0.66%	0.02%	(0.08)%	0.24%	0.00%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.58%	0.78%	0.63%	0.58%	0.63%
Non-performing assets to total loans and OREO	0.76%	0.94%	1.51%	0.76%	1.51%
Allowance for loan losses to total loans	0.88%	0.93%	0.87%	0.88%	0.87%
Allowance for loan losses to non-performing loans	152.41%	118.93%	138.25%	152.41%	138.25%
Net charge-offs (recoveries) to average loans(1)	0.65%	0.02%	(0.08)%	0.23%	0.01%

(1)	Quarter-to-date and year-to-date ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)

Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets. Interest bearing liabilities include liabilities that must be paid interest.

(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)

Non-performing loans consist of non-accruing loans and restructured loans on non-accrual, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may, therefore, not be comparable to similar ratios of our peers.

(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	September 30, 2019	June 30, 2019	December 31, 2018	September 30, 2018
Total shareholders' equity	$753,326	$733,917	$695,006	$673,065
Less: goodwill and core deposit intangible assets, net	(124,054)	(124,350)	(124,941)	(125,294)
Add: deferred tax liability related to goodwill	8,012	7,784	7,327	7,098
Tangible common equity (non-GAAP)	$637,284	$617,351	$577,392	$554,869

Total assets	$5,990,050	$5,858,002	$5,676,666	$5,585,104
Less: goodwill and core deposit intangible assets, net	(124,054)	(124,350)	(124,941)	(125,294)
Add: deferred tax liability related to goodwill	8,012	7,784	7,327	7,098
Tangible assets (non-GAAP)	$5,874,008	$5,741,436	$5,559,052	$5,466,908

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.58%	12.53%	12.24%	12.05%
Less: impact of goodwill and core deposit intangible assets, net	(1.73)%	(1.78)%	(1.85)%	(1.90)%
Tangible common equity to tangible assets (non-GAAP)	10.85%	10.75%	10.39%	10.15%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$637,284	$617,351	$577,392	$554,869
Divided by: ending shares outstanding	31,169,086	31,139,044	30,769,063	30,759,595
Tangible common book value per share (non-GAAP)	$20.45	$19.83	$18.77	$18.04

Tangible common book value per share, excluding accumulated other comprehensive (income) loss calculations:
Tangible common equity (non-GAAP)	$637,284	$617,351	$577,392	$554,869
Accumulated other comprehensive (income) loss, net of tax	(3,087)	(1,506)	11,275	20,214
Tangible common book value, excluding accumulated other comprehensive (income) loss, net of tax (non-GAAP)	634,197	615,845	588,667	575,083
Divided by: ending shares outstanding	31,169,086	31,139,044	30,769,063	30,759,595
Tangible common book value per share, excluding accumulated other comprehensive (income) loss, net of tax (non-GAAP)	$20.35	$19.78	$19.13	$18.70

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income	$21,642	$20,282	$18,240	$60,846	$44,216
Add: impact of core deposit intangible amortization expense, after tax	224	225	388	674	1,381
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$21,866	$20,507	$18,628	$61,520	$45,597

Average assets	$5,865,785	$5,844,561	$5,576,320	$5,807,689	$5,603,179
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(116,188)	(116,712)	(118,435)	(116,481)	(119,040)
Average tangible assets (non-GAAP)	$5,749,597	$5,727,849	$5,457,885	$5,691,208	$5,484,139

Average shareholders' equity	$750,314	$728,091	$670,515	$728,901	$655,577
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(116,188)	(116,712)	(118,435)	(116,481)	(119,040)
Average tangible common equity (non-GAAP)	$634,126	$611,379	$552,080	$612,420	$536,537

Return on average assets	1.46%	1.39%	1.30%	1.40%	1.06%
Return on average tangible assets (non-GAAP)	1.51%	1.44%	1.35%	1.45%	1.11%
Return on average equity	11.44%	11.17%	10.79%	11.16%	9.02%
Return on average tangible common equity (non-GAAP)	13.68%	13.45%	13.39%	13.43%	11.36%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest income	$61,372	$62,193	$55,909	$182,985	$163,611
Add: impact of taxable equivalent adjustment	1,264	1,285	1,126	3,775	3,288
Interest income FTE (non-GAAP)	$62,636	$63,478	$57,035	$186,760	$166,899

Net interest income	$51,785	$52,491	$49,772	$155,442	$146,805
Add: impact of taxable equivalent adjustment	1,264	1,285	1,126	3,775	3,288
Net interest income FTE (non-GAAP)	$53,049	$53,776	$50,898	$159,217	$150,093

Average earning assets	$5,385,407	$5,387,156	$5,104,137	$5,344,494	$5,124,538
Yield on earning assets	4.52%	4.63%	4.35%	4.58%	4.27%
Yield on earning assets FTE (non-GAAP)	4.61%	4.73%	4.43%	4.67%	4.35%
Net interest margin	3.81%	3.91%	3.87%	3.89%	3.83%
Net interest margin FTE (non-GAAP)	3.91%	4.00%	3.96%	3.98%	3.92%

Efficiency Ratio

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net interest income	$51,785	$52,491	$49,772	$155,442	$146,805
Add: impact of taxable equivalent adjustment	1,264	1,285	1,126	3,775	3,288
Net interest income, FTE (non-GAAP)	$53,049	$53,776	$50,898	$159,217	$150,093

Non-interest income	$24,759	$20,660	$18,061	$62,470	$55,458

Non-interest expense	$43,793	$46,451	$44,432	$134,638	$146,477
Less: core deposit intangible asset amortization	(295)	(296)	(511)	(887)	(1,817)
Non-interest expense, adjusted for core deposit intangible asset amortization	$43,498	$46,155	$43,921	$133,751	$144,660

Non-interest expense, adjusted for core deposit intangible asset amortization	$43,498	$46,155	$43,921	$133,751	$144,660
Non-recurring Peoples acquisition-related expenses	—	—	—	—	(7,957)
Adjusted non-interest expense (non-GAAP)	$43,498	$46,155	$43,921	$133,751	$136,703

Efficiency ratio	56.83%	63.10%	64.75%	61.38%	71.52%
Efficiency ratio FTE (non-GAAP)	55.90%	62.01%	63.69%	60.33%	70.38%
Adjusted efficiency ratio FTE (non-GAAP)	55.90%	62.01%	63.69%	60.33%	66.51%

Adjusted Financial Results

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Adjustments to net income:
Net income	$21,642	$20,282	$18,240	$60,846	$44,216
Adjustments(1)	—	—	—	—	6,321
Adjusted net income (non-GAAP)	$21,642	$20,282	$18,240	$60,846	$50,537

Adjustments to income per share:
Earnings per share - diluted	$0.69	$0.64	$0.58	$1.93	$1.41
Adjustments(1)	—	—	—	—	0.20
Adjusted earnings per share - diluted (non-GAAP)	$0.69	$0.64	$0.58	$1.93	$1.61

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$21,642	$20,282	$18,240	$60,846	$50,537
Add: impact of core deposit intangible amortization expense, after tax	224	225	388	674	1,381
Net income adjusted for impact of core deposit intangible amortization expense, after tax	21,866	20,507	18,628	61,520	51,918
Average tangible assets (non-GAAP)	5,749,597	5,727,849	5,457,885	5,691,208	5,484,139
Adjusted return on average tangible assets (non-GAAP)	1.51%	1.44%	1.35%	1.45%	1.27%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$21,866	$20,507	$18,628	$61,520	$51,918
Average tangible common equity (non-GAAP)	634,126	611,379	552,080	612,420	536,537
Adjusted return on average tangible common equity (non-GAAP)	13.68%	13.45%	13.39%	13.43%	12.94%

Adjustments to non-interest expense:
Non-interest expense	$43,793	$46,451	$44,432	$134,638	$146,477
Adjustments(1)	—	—	—	—	7,957
Adjusted non-interest expense (non-GAAP)	43,793	46,451	44,432	134,638	138,520
Non-interest expense to average assets, adjusted (non-GAAP)	2.96%	3.19%	3.16%	3.10%	3.31%

(1) Adjustments:
Non-interest expense adjustments:
Non-recurring Peoples acquisition-related expenses	$—	$—	$—	$—	$7,957
Total pre-tax adjustments (non-GAAP)	—	—	—	—	7,957
Collective tax expense impact	—	—	—	—	(1,636)
Adjustments (non-GAAP)	$—	$—	$—	$—	$6,321